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                                                                    Exhibit 4.2

                              UNDERWRITER'S WARRANT


VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON           OR IF NOT A BUSINESS
DAY AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK CITY TIME, ON THE NEXT FOLLOWING BUSINESS DAY, UNLESS EXTENDED BY BARRINGER TECHNOLOGIES INC., AS PROVIDED HEREIN.


No.                                                       Date:


                               WARRANT TO PURCHASE
                       SHARES OF COMMON STOCK AND WARRANTS
                                       OF
                           BARRINGER TECHNOLOGIES INC.


                                                                      Securities
                                                        Subject to this Warrant:
                                                              125,000 Shares and
                                                     125,000 Underlying Warrants




      This certifies that, for $________ and other value received, ____________, or registered assigns (the "Warrant Holder") is entitled to purchase from BARRINGER TECHNOLOGIES INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof:

      (a) the number of shares of Common Stock of the Company ("Common Stock") stated above at the Share Purchase Price (as defined and specified herein) at any time on or after 9:00 A.M. New York City time on _________________, 1997 and before the Common Share Expiration Date (as defined herein), and

      (b) the number of Underlying Warrants (as defined herein) of the Company set forth above, at the Warrant Purchase Price (as defined and specified herein) at any time on or after 9:00 A.M. New York City time on _____________________, 1997 and before the Warrant Expiration Date (as defined herein).

      The Share Purchase Price and the number of Common Shares purchasable hereunder are subject to adjustment as provided below. The exercise price of the Underlying Warrants and the number of shares purchasable on exercise of such warrants are subject to adjustment as provided in such warrants.
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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. The following terms as used in this Agreement shall have the meanings set forth below:

            (1) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed;

            (2) "Common Stock Expiration Date" means 5:00 P.M., New York City time, on ________________________, 2001 or such later date to which the right to purchase Common Shares pursuant to this Warrant shall be extended by the Company by corporate resolution adopted prior to such date, or if any such expiration date is not a Business Day, at or before 5:00 P.M. New York City time on the next following Business Day;

            (3) "Effective Date" means the effective date of the Offering;

            (4) "Offering" means the public offering of 1,250,000 shares of Common Stock and 1,250,000 Common Stock Purchase Warrants of the Company underwritten by Janney Montgomery Scott, Inc. ("JMS") pursuant to Registration Statement No. 333-13703 filed with the Securities and Exchange Commission (the "Offering");

            (5) "Representative's Warrants" means this warrant and all warrants of like tenor (together evidencing the right to purchase an aggregate of 125,000 shares of Common Stock and 125,000 Underlying Warrants originally issued to Janney Montgomery Scott Inc. ("JMS") or its designees in connection with the Offering;

            (6) "Securities" shall mean collectively the Shares of Common Stock and Underlying Warrants purchasable on exercise of this Warrant and the shares of Common Stock issuable upon exercise of the Underlying Warrants;

            (7) "Stock Exercise Purchase Price" shall mean 115% of the Initial Offering Price of the Common Stock, pursuant to the Offering;

            (8) "Underlying Warrant" means a warrant identical in form with the Common Stock Purchase Warrants offered by the Company in the Offering (the "Public Warrants");

            (9) "Warrant Exercise Price" shall mean 115% of the Initial Offering Price of the Warrants, pursuant to the Offering, as of the date hereof and until the Warrant Expiration date;


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            (10) "Warrant Expiration Date" means 5:00 P.M. New York City time on
_________, 1999, or such later date to which the right to exercise this Warrant to purchase Underlying Warrants shall be extended by the Company by corporate resolution adopted prior to ____________ or, if such Expiration Date is not a Business Day, at or before 5:00 P.M. New York time on the next following
Business Day;

            (11) "Warrant Holder" means the person or entity named above or any person or entity in whose name this Warrant shall be registered upon the books to be maintained by the Company for that purpose; and

            (12) "Warrant Purchase Prices" means the Stock Exercise Price and the Warrant Exercise Price, collectively, including their payment provisions.



                                   ARTICLE II

         DURATION AND EXERCISE OF REPRESENTATIVE'S COMMON SHARE WARRANT

      Section 2.01. Subject to the provisions of Section 4.01 hereof, this Representative's Warrant may be exercised at any time after 9:00 A.M., New York City time, on or after 9:00 A.M., New York City time, on _______________________, 1997 (a) before the Common Stock Expiration Date to purchase shares of Common Stock, and (b) before the Warrant Expiration Date to purchase Warrants. The Company shall give the Warrant Holder prompt written notice of any such extension of the then Expiration Date. If this Warrant is not exercised at or before the Warrant Expiration Date, it shall no longer entitle the Warrant Holder to purchase Underlying Warrants and all rights hereunder to purchase such Underlying Warrants shall thereupon cease. If not exercised at or before the Common Stock Expiration Date, the Warrants shall become void and all rights hereunder shall thereupon cease.

      Section 2.02. (1) The Warrant Holder may exercise this Warrant, in whole or in part, to purchase shares of Common Stock or Underlying Warrants, or both, in such amounts as may be elected upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office at 212 South Street, New Providence, New Jersey 07974, together with the full Warrant Purchase Price for each share of Common Stock and for each Underlying Warrant to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

                  (2) Upon receipt of this Warrant with the Subscription Form hereon duly executed and accompanied by payment of the Stock Exercise Price for the number of shares of Common Stock and/or the Warrant Exercise Price for the number for Underlying


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Warrants for which this Warrant is then being exercised, the Company, subject to
Section 4.04, will cause to be issued and delivered to the Warrant Holder, certificates for such securities in such denominations as are requested by the Warrant Holder.

                  (3) In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock and/or Underlying Warrants which may be purchased pursuant to this Warrant, the Company will execute a new Representative's Warrant exercisable for the balance of the Common Shares and/or Underlying Warrants that may be purchased upon exercise of this Warrant and deliver such new Representative's Warrant to the Warrant Holder.

                  (4) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or the issue of any Security. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer of this Warrant or of any Security to a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax, shall not be required to issue such Security.

                                   ARTICLE III

                       ADJUSTMENT OF SHARE PURCHASE PRICES
                           AND NUMBER OF COMMON SHARES

      Section 3.01. The Share Purchase Price at which this Warrant may be exercised at any time specified in Section 1.01( ) to purchase Common Shares shall be subject to adjustment from time to time as follows:

                  (1) If the Company shall (i) pay a dividend on its Common Shares, (ii) subdivide its outstanding Common Shares or (iii) combine its outstanding Common Shares into a smaller number of shares, the Share Purchase Prices in effect immediately prior to each of those events shall be adjusted proportionately so that the adjusted Share Purchase Prices will bear the same relation to the Share Purchase Prices in effect immediately prior to the event as the total number of Common Shares outstanding immediately prior to the event will bear to the total number of Common Shares outstanding immediately after the event. An adjustment made pursuant to this clause (1) shall become effective immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

                  (2) If the Company hereafter (i) issues shares of Common Stock for a consideration less than the then current market price per Share (as defined in clause (4) below), (b) issues rights or warrants entitling the holders to subscribe for or to purchase Common Shares at a price per Share less than such market price, or (c) issues convertible securities convertible into Shares of Common Stock at a price per Share less than such market price, then at the record date of such event the Share Purchase Prices shall be


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adjusted so that it will equal the price determined by multiplying the Share
Purchase Prices in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the number of Common Shares outstanding on the record date plus (ii) the number of additional Common Shares issued for such consideration below such market price or a number of additional Common Shares which the aggregate exercise price of such rights or warrants would be purchased at such market price, or which would be received on the conversion of such convertible securities the aggregate exercise price of the rights or warrants or conversion price of such convertible securities would purchase at the current market price per Common Share (as determined in accordance with the provisions of clause (4) below), issued for such consideration below such market price or a number of additional Common Shares which the aggregate exercise price of such rights or warrants would be purchased at such market price, or which would be received on the conversion of such convertible securities and of which the denominator shall be (x) the number of Common Shares outstanding on the record date plus (y) the number of Common Shares offered for subscription purchase or issuable on conversion of such convertible securities. Each adjustment shall become effective retroactively immediately after the record date for the determination of Common Shares entitled to receive the rights or warrants.

                  (3) Except in the case of distributions of Common Shares subject to preceding clause (1), or of rights or cash, or of warrants to purchase Common Shares subject to preceding clause (2), if the Company distributes to all holders of shares evidences of its indebtedness or assets (excluding cash dividends or distributions) or rights or warrants to subscribe for or to purchase shares, evidences of indebtedness or assets, then in each such case the Share Purchase Prices shall be adjusted so it will be equal to the price determined by multiplying the Share Purchase Prices in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the total number of outstanding Common Shares, multiplied by (ii) the current market price per Common Share (as determined in accordance with the provisions of clause (4) be on the record date mentioned below, or less (iii) the fair market value (as determined by the Board of Directors, whose determination shall be deemed conclusive, unless arbitrary or unreasonable, described in a statement mailed to the Warrant Holder) of the capital stock, assets or evidences of indebtedness, or rights or warrants, so distributed, and of which the denominator shall be (x) the total number of outstanding Common Shares multiplied by (y) the current market price per Common Share. Each adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive a distribution.

                  (4) For the purpose of any computation under clause (2) or clause (3) above, the current market price per Common Share at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on that day, the average of reported closing bid and asked prices regular way, either on the New York Stock Exchange or the American Stock Exchange, or, if at any time the Common


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Shares are not listed or fitted to trading on such Exchanges, on the principal national cities exchange on which the Common Shares are listed or admitted to trading, or if not listed or admitted to trading on national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc.'s Automated Quotations System, or the nearest comparable system or, in the absence of either, the fair market value as determined by the Board of Directors (whose determination shall be deemed conclusive, unless arbitrary or unreasonable) and described in a statement mailed to the Warrant Holder.

      No adjustment of the Share Purchase Prices shall be made if the amount of the adjustment would be less than $.05, but any adjustment which would otherwise be required to be made will be carried forward and be made at the time of and together with the next subsequent adjustment which, together with all adjustments so carried forward, amounts to $.05 or more.

      Section 3.02. Upon each adjustment pursuant to this Article III of the Share Purchase Prices for any period specified in Section 1.01( ), the number of Common Shares purchasable in any such period shall be adjusted to the number of shares of Common Shares, calculated to the nearest one hundredth of a share, obtained by multiplying the number of Common Shares purchasable in such period on exercise of the Warrant immediately prior to the adjustment by the Share Purchase Price for that period in effect prior to the Adjustment and dividing the product so obtained by the new Share Purchase Price for that period.

      In case of such adjustment, this Warrant will represent, for each of the aforesaid periods the right to purchase at the original Share Purchase Price for the Common Shares for the applicable period the number of Common Shares or fraction of such Share (depending on whether such Price is reduced or increased) provided to be issued pursuant to the adjustment specified in this Section 3.02, each of such Shares to be purchased at the Share Purchase Price for such period provided for by the aforesaid adjustments to such Share Purchase Price.

      Section 3.03. In case of any capital reorganization of the Company or of any reclassification of the Common Shares, or the consolidation of the Company with any other corporation or entity, or sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, this Warrant will be exercisable after such capital reorganization, reclassification, consolidation or sale, upon the terms and conditions specified in this Agreement, for the number of Common Shares, other securities or property which the Warrant Holder would have been entitled to receive upon the capital reorganization, reclassification, consolidation or sale if this Warrant had been exercised immediately before the first such capital reorganization, reclassification, consolidation or sale. In the case of a merger of the Company into or with any other corporation or entity (provided that on such merger securities of the Company are changed into, changed for, or converted into securities of any other issuer), after such merger, this Warrant shall be


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exercisable, upon the terms and conditions specified in this Agreement. The subdivision or combination of Common Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Common Shares of the Company for the purposes of this Section 3.03. The Company shall not effect any consolidation, merger or sale unless prior to or simultaneously with its consummation the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing the Company's assets and any other entity the shares of stock or other securities or property of which are receivable as a result of the transaction agree, by written instrument executed and delivered to the Warrant Holder, to (i) the obligation to deliver to the Warrant Holder the Common Shares or other securities or property to which the Warrant Holder will be entitled on exercise of this Warrant, and (ii) all other obligations of the Company under this Agreement.

      Section 3.04. Whenever the Share Purchase Prices and the number of Common Shares purchasable are adjusted as provided in this Article, the Company shall compute the adjustment of the Share Purchase Prices and number of such shares purchasable in each such period in accordance with Sections 3.01 and 3.02 and shall prepare a certificate signed by its President or a Vice President and its principal accounting officer setting forth the adjusted Share Purchase Prices and number of such shares purchasable in each such period and showing in reasonable detail the method of calculation of the adjustment and the facts requiring the adjustment and upon which the calculation is based, and that certificate shall forthwith be mailed to the Warrant Holder.

      Section 3.05. If at any time after the date of this Agreement:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

                  (2) the Company shall authorize the granting to the Holders of its Common Shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3) the Company shall authorize any reclassification of its Common Shares (other than a subdivision or combination of its outstanding Common Shares), any capital reorganization, or any consolidation or merger to which it is a party and for which approval of any stockholder of the Company is required, or the sale or transfer of all or substantially all of its assets; or

                  (4) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record date,


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a notice stating the date on which a record is to be taken for the purpose of the dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Shares shall become or be entitled to such dividend, distribution or rights or the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect therein shall not affect the validity of the proceeding referred to in clauses (1), (2),
(3) and (4) above.

      Section 3.06. The form of this Warrant need not be changed because any change in the Share Purchase Prices or in the number of Common Shares purchasable upon exercise of this Warrant pursuant to this Article and Warrants issued after such change may state the same Share Purchase Prices and the same number of Common Shares as are stated in the form of warrant initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Warrant that it may deem appropriate and that does not affect the substance thereof; and any Representative's Warrant thereafter issued, whether in exchange or substitution for an outstanding Representative's Warrant or otherwise, may be in the form as so changed.


                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANT HOLDER

      Section 4.01. The Warrant Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrant Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised to purchase Common Stock or to purchase Underlying Warrants and such Underlying Warrants shall have become exercisable and the Common Stock shall have become deliverable as provided in Article II or pursuant to the terms of the Underlying Warrants, at which time the person or persons in whose name or names the certificate or certificates for the Common Stock being purchased shall be deemed the holder or holders of record of such Common Stock for all purposes; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares


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of Common Stock are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and this Warrant shall not be deemed to have been exercised, in whole or in part as the case may be, until such next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on such shares of Common Stock, and such exercise shall be at the actual Exercise Prices in effect at such date.

      Section 4.02. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

      Section 4.03. (1) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

                  (2) Prior to the issuance of any Common Stock upon exercise of this Warrant, the Company covenants and agrees to secure the listing of such shares of Common Shares upon any securities exchange or automated quotation system upon which such Common Stock is then listed.

                  (3) The Company covenants that all Common Stock issued on exercise of this Warrant, will be validly issued, fully paid, nonassessable and free of preemptive rights.

      Section 4.04. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fractional shares of Common Stock in connection with the exercise of this Warrant and other Warrants of like tenor submitted for exercise concurrently herewith. In any case where the Warrant Holder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share of Common Stock upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Prices, issue the largest number of whole shares purchasable upon exercise of this Warrant and any other like Warrants tendered for exercise at the same time. The Warrant Holder, by the acceptance of the Warrant, expressly waives his right to receive a certificate of any fraction of a Common Share upon the exercise hereof. However with respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market


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            value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise; or

                  (2) if the Common Stock is listed in the over-the-counter
            market (other than on NMS) or admitted to unlisted trading privileges thereon, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise; or

                  (3) if the Common Stock is not so listed or admitted to
            unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      Section 4.05. Notices to the Warrant Holder provided for in this Warrant shall be deemed given or made by the Company if delivered or sent by mail, certified or registered, return receipt requested, postage prepaid, addressed to the Warrant Holder at his last known address as it shall appear on the books of the Company.


                                    ARTICLE V

                           TREATMENT OF WARRANT HOLDER


      Section 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                   ARTICLE VI

                       SPLIT-UP, COMBINATION, EXCHANGE AND
                              TRANSFER OF WARRANTS

      Section 6.01. This Warrant may be split up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of shares of Common Stock. If the Warrant Holder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its office in New Providence, New Jersey and shall surrender this Warrant and any other Warrants to be so split up, combined or exchanged at said office. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company


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may require such Warrant Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

      Section 6.02. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment annexed hereto duly executed and with funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Warrant Holder, specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.


                                   ARTICLE VII

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

      Section 7.01. (1) If at any time, prior to         , the Company proposes
to register pursuant to a registration statement to become effective on or
after         , 1997 any of its securities (other than in connection with a merger, acquisition or pursuant to Form S-8) it will give written notice by registered mail, at least sixty (60) days prior to the filing of each such registration statement, to the holders of this Warrant of the Underlying Warrants, and of any shares of Common Stock issued on exercise of this Warrant or the Underlying Warrants (collectively, the "Representative's Securities") of its intention to do so. If any of the holders of such securities shall notify the Company within twenty (20) days after receipt of any such notice of their desire to include any such securities (including shares of Common Stock issuable on exercise of any Warrants included in such Representative's Securities) in such proposed registration statement, the Company shall afford such holders the opportunity to have any such securities registered under such registration statement. The Company agrees to give written notice of any such proposed registration statement to any registered holder of any then outstanding Representative's Securities and to JMS, at least (30) days prior to filing any such post-effective amendment or registration statement.


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                  (2) Upon the written request of the then holders of at least fifty percent (50%) in interest (taken as a single group) of the registered holders of the Representative's Securities (the holder of any Warrant being deemed for such purpose the holder of the Common Shares purchasable on exercise of such Warrant) made not before ___________________ and not after __________________, the Company shall file one post-effective amendment or new registration statement as may be appropriate to cover a public offering of such Securities (including any shares of Common Stock issuable on exercise of any Warrants included in such Representative's Securities).

                   (3) The following provisions shall also be applicable to any such post-effective amendment or registration statement:

                              (a) The holders whose Representative's Securities
are to be included therein (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration statement, the Company shall upon the request of any Seller forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such Seller to permit such Seller to make a public offering of all the Representative's Securities held by such Seller or underlying any Warrants held by such Seller. The Company shall use its best efforts to register such securities for sale under the securities laws in such states as the Sellers shall reasonably designate.

                              (b) All expenses incident to effectiveness of the
Registration Statement referred to in Section 7.01 including, but not limited to, all registration and filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., fees and disbursements of counsel and independent public accountants printing and other expenses, (excluding underwriting commissions and any fees and disbursements of any counsel employed by any selling shareholders on their own behalf), shall be borne (i) in the case of a Registration Statement filed pursuant to Section 7.01(1) by the Company, any other selling stockholder and any Seller in proportion to the number of shares of Common Stock respectively offered by them therein (Warrants for such purpose being considered the equivalent of the shares of Common Stock purchasable on exercise of such Warrants), and (ii) in the case of a Registration Statement filed pursuant to Section 7.01 (2), by the Company to the extent of $25,000 and the balance by the Sellers whose securities are included in such registration statement pro rata in accordance with the shares of Common Stock included by them therein (Warrants for such purpose being considered equivalent to the Common Shares purchasable on exercise of such Warrants).

                              (c) Prior to any public offering pursuant to
Section 7.01, the Company will register or qualify the securities under the securities or Blue Sky laws of such jurisdictions as any Seller or any underwriter may reasonably request in writing, and keep such registration or qualification effective during the period such

Registration Statement is required to be kept effective, and do any and all acts or things necessary or advisable to enable the disposition of the Representative's Securities covered by the applicable Registration Statement, provided that the Company shall not be required generally to do business in any jurisdiction where it has not been so qualified, or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                              (d) The Company shall indemnify and hold harmless
each Seller and each underwriter, within the meaning of the Act, that may purchase from or sell for any Seller any Representative's Securities from and against any and all losses, claims, damages and liabilities caused by any true statement or alleged untrue statement of a material fact in any registration statement under the Act or any prospectus included therein required to be filed or furnished pursuant to this Section 7.01, or caused by omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged to indemnify any such Seller or underwriter or controlling person unless such Seller or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 7.01 or caused by any omission or alleged omission to state therein a material fact or required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or underwriter expressly for use therein.

      The Company's agreements in this Section 7.01 shall continue in effect regardless of the exercise and surrender of this Warrant.

      Section 7.02. Neither this Warrant nor the Securities issuable on exercise t hereof may be sold or otherwise disposed of except as follows:

                  (a) to a person, who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom such securities may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or owner disposition of such securities; or

                  (b) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities (as to which a registration statement under the Act shall then be in effect) and the offering thereof for such sale or disposition.

      Notwithstanding the above, this Warrant will be restricted from sale, transfer, assignment or hypothecation for a period of one (1) year from the effective date of the registration statement except to officers or partners of JMS.

                                  ARTICLE VIII

                                  OTHER MATTERS

      Section 8.01. The Company will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery, but not the transfer, of Representative's Securities.

      Section 8.02. All the covenants and provisions of this option by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

      Section 8.03. Notice or demand pursuant to this Warrant to be given or made by the Warrant Holder to or on the Company shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, until another address is designated in writing by the Company, as follows:

            Barringer Technologies Inc.
            219 South Street
            New Providence, N. J. 07974
            Attention: Stanley S. Binder, President


      Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrant Holder shall be given in accordance with the provisions of Section 4.05.

      Section 8.04. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York without giving effect to the conflict of Law principles thereof.

      Section 8.05. Nothing in this Warrant expressed or nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Warrant Holder any right, remedy or claim hereunder, and all covenants, conditions, stipulations, promises and agreements in this Warrant contained shall be for the sole and exclusive benefit of the Company and its successors and of the Warrant Holder.

      Section 8.06. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

            IN WITNESS WHEREOF, this Warrant has been duly executed by the
Company under its corporate seal as of the __ day of           .


                                     Barringer Technologies Inc.



                                     By:_________________________________
                                       Name:
                                       Title:


Attest:


_______________________
             Secretary

                               FORM OF ASSIGNMENT
                       (To Be Signed Only Upon Assignment)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the right to purchase Common Shares and Underlying Warrants evidenced by the within Warrant, and to transfer same on the books of Barringer Technologies Inc. with full power of substitution.


Dated: ___________





                                    By:   ________________________________
                                  Name:
                                 Title:
                                          (Signature must conform in all
                                          respects to the name of Warrant Holder
                                          as specified on the face of the
                                          Warrant, without alteration,
                                          enlargement or any change whatsoever,
                                          and the signature must be guaranteed
                                          in the usual manner)


Signature Guaranteed:


_____________________

                                SUBSCRIPTION FORM

                 (To be Executed By A Warrant Holder Who Desires
                  To Exercise The Warrant In Whole Or In Part)


Barringer Technologies Inc.


Undersigned____________________________________________
             (________________________________)

            Please insert Social Security or other
            identifying number of Subscriber

hereby irrevocably elects to exercise the right to purchase Common Shares and Underlying Warrants to the extent represented by (all) (__________) of the Warrants represented by the Warrant Certificate to which this Subscription form is attached and tenders payments herewith to the order of Barringer Technologies Inc. in the amount of ______________. The undersigned requests that certificates for such Common Shares and Underlying Warrants be issued as follows:

Name:               ______________________________________

Address:            ______________________________________

Deliver to:         ______________________________________

Address:            ______________________________________

Social Security (or other identifying)
 Number:            ______________________________________

and, if said number of shares of Common Stock and Underlying Warrants shall not be all such shares of Common Stock and Warrants purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock and Underlying Warrants purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:


Address:            ______________________________________


Date:__________________               Signature_________________________________
                                          (Signature must conform in all
                                          respects to the name of Warrant Holder
                                          as specified on the face of the
                                          Warrant, without alteration ,
                                          enlargement or any change whatsoever.)